Exhibit 10.1

FIRST AMENDMENT AND WAIVER
TO CREDIT AGREEMENT

FIRST AMENDMENT AND WAIVER, dated as of November 9, 2007 (this ‘‘Amendment’’), to the Credit Agreement, dated as of July 19, 2007, (as amended, restated or otherwise modified from time to time, the ‘‘Credit Agreement’’), by and among Proliance International Inc., a Delaware corporation (the ‘‘Borrower’’), certain domestic subsidiaries of the Borrower listed as a ‘‘Guarantor’’ on the signature pages thereto (together with each other Person (as defined in the Credit Agreement) that guarantees all or any portion of the Obligations (as defined in the Credit Agreement) from time to time, each a ‘‘Guarantor’’ and collectively, the ‘‘Guarantors’’), the lenders from time to time party thereto (each a ‘‘Lender’’ and collectively, the ‘‘Lenders’’), Silver Point Finance, LLC, a Delaware limited liability company (‘‘Silver Point’’), as collateral agent for the Agents (as hereinafter defined) and the Lenders (in such capacity, together with its successors and assigns in such capacity, if any, the ‘‘Collateral Agent’’), and as administrative agent for the Agents and the Lenders (in such capacity, together with its successors and assigns in such capacity, if any, the ‘‘Administrative Agent’’ and together with the Collateral Agent, each an ‘‘Agent’’ and collectively, the ‘‘Agents’’) and Silver Point as lead arranger (in such capacity, together with its successors and assigns in such capacity, if any, the ‘‘Lead Arranger’’).

WHEREAS, capitalized terms used in these recitals shall have the respective meanings set forth in the Credit Agreement unless otherwise defined herein.

WHEREAS, the Credit Parties have requested that the Agents and the Lenders amend the Credit Agreement to, among other things: (i) amend the definition of ‘‘Extraordinary Receipts’’, and (ii) waive certain Events of Default under the Credit Agreement, in each case, subject to the terms and conditions set forth in this Amendment.

WHEREAS, the Agent and the Lenders are willing to agree to this requested Amendment, but only upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Credit Parties, the Agents and the Lenders hereby agree as follows:

1.    Definitions.    All capitalized terms used herein and not otherwise defined herein are used herein as defined in the Credit Agreement.

2.    Defined Terms in the Credit Agreement.    Section 1.1 of the Credit Agreement is hereby amended, as follows:

(a)    Existing Definitions.    (i) The following definition in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

‘‘Extraordinary Receipts’’ means any cash received by or paid to or for the account of Holdings or any of it Subsidiaries not in the ordinary course of business, including any foreign, United States, state or local tax refunds, pension plan reversions, judgments, proceeds of settlements or other consideration of any kind in connection with any cause of action, condemnation awards (and payments in lieu thereof), indemnity payments and any purchase price adjustment received in connection with any purchase agreement and proceeds of insurance (excluding, however, any Net Asset Sale Proceeds which are subject to Section 2.13(a) and any Net Insurance/Condemnation Proceeds which are subject to Section 2.13(b)). For the avoidance of doubt, the parties hereto hereby agree that any payments received by Holdings or any of its Subsidiaries pursuant to Section 2(d)(iii) of the Asset Purchase Agreement, dated as of September 28, 2007, by and between Radiator Express Warehouse and Holdings, as in effect on September 28, 2007, shall constitute ‘‘Extraordinary Receipts’’.

3.    Waiver.    (a)  Pursuant to the request by the Credit Parties, but subject to satisfaction of the conditions set forth in Section 4 hereof, and in reliance upon (A) the representations and warranties of the Credit Parties set forth herein and in the Credit Agreement and (B) the agreements of the Credit Parties set forth herein, the Lenders and the Agents hereby waive any Event of Default that may arise under Section 8.1(c) of the Credit Agreement by reason of the failure of the Credit Parties to, pursuant to Sections 6.7(b) and 6.7(k) of the Credit Agreement, comply with the Senior Leverage Ratio and the Consolidated Total Debt financial covenants contained therein for the applicable periods ending September 30, 2007.

(b)    The waivers in this Section 3 shall be effective only in this specific instance and for the specific purposes set forth herein and do not allow for any other or further departure from the terms and conditions of the Credit Agreement or any other Credit Document, which terms and conditions shall remain in full force and effect.

4.    Conditions to Effectiveness. This Amendment shall become effective (the ‘‘Amendment Effective Date’’) only upon satisfaction in full of the following conditions precedent:

(a)    The Collateral Agent shall have received counterparts of this Amendment that bear the signatures of each Credit Party, each Agent and the Requisite Lenders.

(b)    The representations and warranties contained herein, in Section IV of the Credit Agreement and in each other Credit Document are true and correct in all material respects on and as of the Amendment Effective Date as though made on and as of such date, except to the extent that any such representation or warranty expressly relates solely to an earlier date (in which case such representation or warranty shall be true and correct in all material respects on and as of such earlier date).

(c)    No Default or Event of Default shall have occurred and be continuing on the Amendment Effective Date or would result from this Amendment becoming effective in accordance with its terms (other than the Event of Defaults waived herein).

(d)    All legal matters incident to this Amendment shall be satisfactory to the Agents and their respective counsel.

5.    Representations and Warranties.    Each Credit Party represents and warrants as follows:

(a)    Organization, Good Standing, Etc.    Each Credit Party (i) is a corporation, limited liability company or limited partnership, duly organized, validly existing and in good standing under the laws of the state or jurisdiction of its organization, (ii) has all requisite power and authority to execute and deliver this Amendment, consummate the transactions contemplated hereby and perform the Credit Agreement, as amended and modified hereby and (iii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary other than in such jurisdictions where the failure to be so qualified and in good standing could not reasonably be expected to have a Material Adverse Effect.

(b)    Authorization, Etc.    The execution, delivery and performance by each Credit Party of this Amendment and the performance by each Credit Party of the Credit Agreement, as amended and modified hereby (i) have been duly authorized by all necessary action, (ii) do not and will not contravene its charter or by-laws, its limited liability company or operating agreement or its certificate of partnership or partnership agreement, as applicable, or any applicable law, or any contractual restriction binding on or otherwise affecting it or any of its properties, (iii) do not and will not result in or require the creation of any Lien (other than pursuant to any Credit Document) upon or with respect to any of its properties, and (iv) do not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to its operations or any of its properties.

(c)    Governmental Approvals.    No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required in connection with the due execution, delivery and performance by any Credit Party of this Amendment or the performance by any Credit Party of the Credit Agreement, as amended and modified hereby.

(d)    Enforceability of Credit Documents.    Each of this Amendment and the Credit Agreement, as amended and modified hereby, is a legal, valid and binding obligation of the Credit Parties which are party hereto or thereto, enforceable against such Credit Parties in accordance with its terms, except as enforceability may be limited by equitable principles and by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally.

(e)    Representations and Warranties; No Default.    The representations and warranties contained herein, in Section IV of the Credit Agreement and in each other Credit Document are true and correct in all material respects on and as of the Amendment Effective Date as though made on and as of such date, except to the extent that any such representation or warranty expressly relates solely to an earlier date (in which case such representation or warranty shall be true and correct in all material respects on and as of such earlier date); and no Default or Event of Default shall have occurred and be continuing on the Amendment Effective Date or would result from this Amendment becoming effective in accordance with its terms (other than the Event of Defaults waived herein).

6.    Effect of Amendment; Continued Effectiveness of the Credit Agreement.

(a)    Ratifications.    Except as otherwise expressly provided herein, (i) the Credit Agreement and the other Credit Documents are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, except that on and after the Amendment Effective Date (A) all references in the Credit Agreement to ‘‘this Agreement’’, ‘‘hereto’’, ‘‘hereof’’, ‘‘hereunder’’ or words of like import referring to the Credit Agreement shall mean the Credit Agreement as amended and modified by this Amendment, and (B) all references in the other Credit Documents to the ‘‘Credit Agreement’’, ‘‘thereto’’, ‘‘thereof’’, ‘‘thereunder’’ or words of like import referring to the Credit Agreement shall mean the Credit Agreement as amended and modified by this Amendment, (ii) to the extent that the Credit Agreement or any other Credit Document purports to pledge to the Collateral Agent, or to grant to the Collateral Agent a security interest in or lien on, any collateral as security for the Obligations or the Guaranteed Obligations, such pledge or grant of a security interest or lien is hereby ratified and confirmed in all respects, and (iii) the execution, delivery and effectiveness of this Amendment shall not operate as an amendment of any right, power or remedy of the Agents or the Lenders under the Credit Agreement or any other Credit Document, nor constitute an amendment of any provision of the Credit Agreement or any other Credit Document. This Amendment shall be effective only in the specific instances and for the specific purposes set forth herein and does not allow for any other or further departure from the terms and conditions of the Credit Agreement or any other Credit Document, which terms and conditions shall remain in full force and effect.

(b)    No Waivers.    Except as otherwise expressly provided herein, this Amendment is not a waiver of, or consent to, any Default or Event of Default now existing or hereafter arising under the Credit Agreement or any other Credit Document and the Agents and the Lenders expressly reserve all of their rights and remedies under the Credit Agreement and the other Credit Documents in respect of all such Defaults or Events of Default not waived or consented to hereby, under applicable law or otherwise.

(c)    Amendment as Credit Document.    Each Credit Party confirms and agrees that this Amendment shall constitute a Credit Document under the Credit Agreement. Accordingly, it shall be an Event of Default under the Credit Agreement if any representation or warranty made or deemed made by any Credit Party under or in connection with this Amendment shall have been incorrect in any material respect when made or deemed made or if any Credit Party fails to perform or comply with any covenant or agreement contained herein.

7.    Release.    Each Credit Party hereby acknowledges and agrees that: (a) neither it nor any of its Affiliates has any claim or cause of action against any Agent or any Lender (or any of their respective Affiliates, officers, directors, employees, attorneys, consultants or agents) and (b) each Agent and each Lender has heretofore properly performed and satisfied in a timely manner all of its obligations to the Credit Parties and their Affiliates under the Credit Agreement and the other Credit

Documents. Notwithstanding the foregoing, the Agents and the Lenders wish (and the Credit Parties agree) to eliminate any possibility that any past conditions, acts, omissions, events or circumstances would impair or otherwise adversely affect any of the Agents’ and the Lenders’ rights, interests, security and/or remedies under the Credit Agreement and the other Credit Documents. Accordingly, for and in consideration of the agreements contained in this Amendment and other good and valuable consideration, each Credit Party (for itself and its Affiliates and the successors, assigns, heirs and representatives of each of the foregoing) (collectively, the ‘‘Releasors’’) does hereby fully, finally, unconditionally and irrevocably release and forever discharge each Agent, each Lender and each of their respective Affiliates, officers, directors, employees, attorneys, consultants and agents (collectively, the ‘‘Released Parties’’) from any and all debts, claims, obligations, damages, costs, attorneys’ fees, suits, demands, liabilities, actions, proceedings and causes of action, in each case, whether known or unknown, contingent or fixed, direct or indirect, and of whatever nature or description, and whether in law or in equity, under contract, tort, statute or otherwise, which any Releasor has heretofore had or now or hereafter can, shall or may have against any Released Party by reason of any act, omission or thing whatsoever done or omitted to be done on or prior to the Amendment Effective Date arising out of, connected with or related in any way to this Amendment, the Credit Agreement or any other Credit Document, or any act, event or transaction related or attendant thereto, or the agreements of any Agent or any Lender contained therein, or the possession, use, operation or control of any of the assets of any Credit Party, or the making of any Loans or other advances, or the management of such Loans or advances or the Collateral on or prior to the Amendment Effective Date.

8.    Miscellaneous.

(a)    Counterparts.    This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment by telefacsimile or electronic mail shall be equally effective as delivery of an original executed counterpart of this Amendment.

(b)    Headings.    Section and paragraph headings herein are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

(c)    Governing Law.    This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

(d)    Expenses.    The Borrower will pay on demand all reasonable fees, costs and expenses of the Agents and the Lenders in connection with the preparation, execution and delivery of this Amendment and all documents incidental hereto, including, without limitation, the reasonable fees, disbursements and other charges of Schulte Roth & Zabel LLP, counsel to the Agents.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWER:
PROLIANCE INTERNATIONAL, INC.
By:	/s/ Arlen F. Henock
Name: Arlen F. Henock
Title: Executive Vice President
GUARANTORS:
AFTERMARKET LLC
By:	/s/ Arlen F. Henock
Name: Arlen F. Henock
Title: Vice President
AFTERMARKET DELAWARE CORPORATION
By:	/s/ Arlen F. Henock
Name: Arlen F. Henock
Title: Vice President
PROLIANCE INTERNATIONAL HOLDING CORPORATION
By:	/s/ Arlen F. Henock
Name: Arlen F. Henock
Title: President
AGENTS AND LEAD ARRANGER:
SILVER POINT FINANCE, LLC, as Administrative Agent, Lead Arranger and Collateral Agent
By:	/s/ Richard Petrilli
Name: Richard Petrilli
Title: Authorized Signatory
REQUISITE LENDERS:
SPF CDO I, LTD., as a Lender
By:	/s/ Richard Petrilli
Name: Richard Petrilli
Title: Authorized Signatory

FIELD POINT III, LTD. as a Lender
By:	/s/ Richard Petrilli
Name: Richard Petrilli
Title: Authorized Signatory
FIELD POINT I, LTD. as a Lender
By:	/s/ Richard Petrilli
Name: Richard Petrilli
Title: Authorized Signatory
BROAD POINT I, B.V. as a Lender
By:	/s/ Richard Petrilli
Name: Richard Petrilli
Title: Authorized Signatory